Phunware Executes Definitive Agreement to Acquire Lyte Technology
AUSTIN, TX, September 13, 2021 (ORIGINAL: GLOBE NEWSWIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, has executed a definitive agreement to acquire Lyte Technology (“Lyte”). The accretive transaction contemplates up to a $10.32M total purchase price in cash and stock, with $3.32M cash at closing and the remaining $7.00M subject to both time and financial performance requirements for the one year period post-closing. The maximum amount of stock issuable post closing would constitute $2.25M over 12 months and an additional $1.25M contingent upon generating $12M for the one-year period post closing. The Company maintains options against future payments in order to proactively minimize dilution while maximizing financial performance.
“We are extremely excited to announce our first acquisition since going public, adding not only talent and profitable revenue to our P&L, but also a key strategic distribution network for our blockchain initiatives,” said Alan S. Knitowski, President, CEO and Co-Founder of Phunware. “Although we just recently launched PhunCoin and PhunToken, this acquisition is an important first step in achieving our longer-term strategy of activating a worldwide distributed network of high-end computer systems that can serve as decentralized oracles, validators and nodes that efficiently bridge the gap between external data on the existing web and blockchain-based applications on mobile.”
Founded only two years ago, Lyte Technology is a profitable, rapidly-growing computer company that specializes in marketing and distributing custom, high-end computer systems off-the-shelf with advanced graphic processing units for gaming, streaming and cryptocurrency mining. Currently located in Illinois, Lyte employs over 25 people and ships thousands of computer systems per month to a unique customer network that has largely been built through word-of-mouth. These customers represent gamers, developers, content creators and crypto enthusiasts alike and will facilitate the early adoption and scale of our innovative new data economy.
“I am looking forward to joining Phunware to further resource and scale my fast-growing business as part of a unique public company with a strategic focus on the global data economy,” said Caleb Borgstrom, Founder and CEO of Lyte Technology. “Since inception, our demand has always outpaced our available supply. As a result, I expect that me and my team will be able to materially contribute to Phunware’s operational and financial success while leveraging a worldwide network of high-end computer systems to accelerate Phunware’s plans for a blockchain-enabled, environmentally-friendly and truly decentralized consumer data platform.”
The acquisition is expected to formally close within the next 30 to 45 days when customary closing conditions are fulfilled by both parties. Upon closing, Lyte Technology’s operations and leadership will relocate to Austin, Texas. For more information, please reference the Company’s public filings here.

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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & PhunToken) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with approximately one billion active devices touching its platform each month when operating at scale. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://phunware.com, https://phunwallet.com, https://phuncoin.com, https://phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.
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